UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2022, the board of directors of Athenex, Inc. (the “Company”) appointed Joe Annoni to serve as Chief Financial Officer of the Company. Since 2010, Mr. Annoni, age 53, has served as managing director and a strategic corporate finance advisor at GFW Partners, a boutique advisory firm. Prior to GFW Partners, Mr. Annoni co-founded NHA Capital, a family office investment firm, where he led private equity and venture capital investment activities from 2007 to 2010.

Mr. Annoni will be eligible to receive an annual base salary of $288,750 and a target annual cash incentive award equal to 40% of his base salary. On February 18, 2022, Mr. Annoni received a stock option award to purchase 50,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at an exercise price equal to the closing price of the Company’s common stock reported on Nasdaq on that same date, pursuant to the terms of the Company’s Amended and Restated 2017 Omnibus Incentive Plan, as amended (the “Plan”), and an award of 50,000 restricted stock units, which each represent the contingent right to receive one share of Common Stock pursuant to the terms of the Plan. The option award and restricted stock units vest in four equal annual installments beginning on February 18, 2023.

The Company entered into an employment agreement with Mr. Annoni as of February 18, 2022 that provides for the compensation described above. The employment agreement has an initial term of one year and will automatically renew for one-year terms unless terminated pursuant to its terms. The foregoing description of the employment agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the employment agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Annoni was not appointed to this position pursuant to any arrangement or understanding with any person. Neither Mr. Annoni nor any of his immediate family has been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Following Mr. Annoni’s appointment, Steve Adams, who had been serving as Interim Chief Accounting Officer, will begin serving as the Company’s Chief Accounting Officer.

On February 22, 2022, the Company issued a press release regarding Mr. Annoni’s appointment, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and Joe Annoni, effective as of February 18, 2022

99.1	Press release issued by the Company on February 22, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: February 22, 2022	/s/ Johnson Y.N. Lau
	Name:	Johnson Y.N. Lau
	Title:	Chief Executive Officer